EXHIBIT 23.2

CONSENT OF GRUBER & COMPANY LLC,
CERTIFIED PUBLIC ACCOUNTANTS

Material Technologies, Inc.
Los Angeles, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus, of our report dated April 7, 2008 relating to the financial statements of Material Technologies, Inc. as of December 31, 2007 and 2006.

/s/ Gruber & Company LLC
Gruber & Company LLC
Encinitas, California
Dated: May 5, 2008